INTERNET SERVICES AND CO-LOCATION AGREEMENT

PLEASE READ THIS INTERNET SERVICES AND CO-LOCATION AGREEMENT (THIS "AGREEMENT") CAREFULLY BEFORE SIGNING, SINCE BY SIGNING THIS AGREEMENT, YOU CONSENT TO ALL OF ITS TERMS AND CONDITIONS. This Agreement is made by and between AboveNet Communications, Inc. ('AboveNet') and Customer. This Agreement is effective upon AboveNet's acceptance as indicated by its signature below on the date below (the 'Effective Date'). This Agreement may be executed in two or more counterparts, each of which will ad an original, but all of which together shall constitute one and the same instrument.

Customer Signature: /S/ Chris McConn    Customer ID#
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(print name):       Chris McConn        Contract No. C
--------------------------------------
Title :             V.P.                Effective Date:
--------------------------------------
Date:               3/15/99             AboveNet Signature
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Company Name:       PhotoLoft.com       (print name)
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Address:300 Orchard City Dr. Suite 142
--------------------------------------
Campbell, CA 95008
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Phone:            408-364-8777
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Fax:              408-364-8778
--------------------------------------

Thank you for choosing AboveNet to provide your Internet co-location services. As used in this Agreement, the term 'you' and "Customer" refers to the above-named corporation, partnership or other business entity that enters into this Agreement, and "Service" means the transmission of data to and from the Internet through the network of routers, switches and communication channels owned and controlled by AboveNet ('Network') together with co-location services including 24x7 connectivity to the Internet and Co-location Space, as further defined in this Agreement and in your Order for AboveNet Services Form (the 'Order Form'). The initial Order Form is attached to this Agreement as Exhibit
A. AboveNet and Customer may enter into subsequent Order Forms, which may supercede or complement prior Order Forms. As used in this Agreement, the term
"Customer Equipment' refers to any and all computer equipment, software, networking hardware or other materials placed by or for Customer in the Co-location Space, other than AboveNet Equipment.

AboveNet will begin installation, initiation and Service after it receives and accepts: (1) your Order Form: (2) a copy of this Agreement signed by your authorized representative and (3) payment of amounts due under Section 1.1 below, detailed on your Order Form.

1. SERVICE FEES AND BILLING. Customer agrees to pay the Service Activation Charges, Monthly Service Fees, and other fees indicated on the Order Form (collectively, "Service Fees').

1.1 ACTIVATION CHARGES. AboveNet will bill Customer for all Service Activation Charges and first and last month Service Fees (the "Activation Charges") upon AboveNet's acceptance of this Agreement and the Order Form. AboveNet will not commence installation, initiation and Service unless and until it either has received payment in full of all Activation Charges or has agreed, at its sole option, to extend credit to Customer.

1.2 RECURRING FEES. AboveNet will begin billing for recurring Service Fees on the date that is the earlier of: (a) the Installation Date specified in the Order Form ' and (b) the date that Customer places Customer Equipment in AboveNet's premises. If, however, Customer is unable to use the Services commencing on the Installation Date solely as a result of delays caused by AboveNet, then the Installation Date specified in the Order Form shall be extended one day for each day of delay caused by AboveNet. On or about the first day of each month, AboveNet will bill Customer for Network services provided during the previous month, and for co-location services to be provided in the current month. Recurring Service Fees do not include monthly telephone company charges which are billed separately by the local telephone company(s).

Rev.  2  4  1           Page I of 8   ABOVENET COMMUNICATIONS, INC. CONFIDENTIAL

1.3 PAYMENT. All Fees and charges will be due, in U.S. dollars, within twenty (20) days of the date of each AboveNet invoice. Late payments will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower, If in its judgment AboveNet determines that Customer lacks financial resources, AboveNet may, upon written notice to Customer, modify the payment terms to secure Customer's payment obligations before providing Services.

1.4 TAXES. All payments required by this Agreement are exclusive of applicable taxes and shipping charges. Customer will be liable for and will pay in full all such amounts, other than taxes based on AboveNet net income.

2.     CO-LOCATION.

2.1     INSTALLATION.  AboveNet  grants  you  the  right  to  operate  Customer
Equipment at the Co-location Space, as specified on your Order Form. The Co-location Space is provided on an 'AS-IS' basis and you may use the Co-location Space only for the purposes of maintaining and operating Customer Equipment as necessary to support local access communications facilities and links to AboveNet and to third parties. Customer will install Customer Equipment in the Co-location Space after obtaining the appropriate authorization from AboveNet to access AboveNet premises. Customer will remove and be solely responsible for all packaging for Customer Equipment.

2.2 ACCESS. You may access the Co-location Space only in accordance with the AboveNet Co-Location Access Policies located at http://www.above.net/html/security.html, as updated from time to time. Customer
----------------------------------------
may not provide or make available to any third party any portion of the Co-location Space without AboveNet's prior written consent, which consent AboveNet may withhold in its sole discretion.

2.3 REMOVAL OF CUSTOMER EQUIPMENT. Customer will provide AboveNet with written notification two (2) days before Customer wishes to remove any Customer Equipment. Before authorizing the removal of any Customer Equipment, AboveNet's accounting department will verify that Customer has no payments due to AboveNet. Once AboveNet authorizes removal of Customer Equipment, Customer will remove such Customer Equipment, and will be solely responsible to bring appropriate packaging and moving materials. Should Customer use an agent or other third party (for example, but without limitation, a common carrier such as U.P.S.) to remove Customer Equipment, Customer will be solely responsible for the acts of such party, and any damages caused by such party to Customer Equipment or otherwise. At Customer's option, AboveNet will remove and package Customer Equipment, and place such Customer Equipment in a designated area for pick-up, on the condition that Customer either provides all packaging needed or pays AboveNet to package Customer Equipment. Customer may thereafter remove Customer Equipment from the designated area, or may arrange for a carrier to remove and ship such equipment with any necessary insurance to be paid by Customer.

3. SECURITY. AboveNet does not guarantee security of Customer Equipment, the Co-Location Space or of the Network. AboveNet requires that you and your employees comply with all Co-Location Security Procedures, as modified from time to time, in order to maximize the security of the Network and AboveNet premises. AboveNet's current Go-Location Security Procedures are located at http://www.above.net In particular, you must establish a password with AboveNet
--------------------
for purposes of requesting any support services with respect to Customer Equipment or your Network connection, either by telephone or email, Information detailing password requirements is available on the World Wide Web at http://www.above.net/html/aug.html. Only individuals whom you have identified
----------------------------------
as 'Customer Representatives" in writing to AboveNet will be permitted to enter the Co-location Space, to request Services on your behalf, or to request any support services with respect to Customer Equipment or your Network connection, either by telephone or email (for example, but without limitation, instructing AboveNet to modify or reconfigure its Services or to remove Customer Equipment). For good cause, AboveNet may suspend the right of any Customer Representative or other person to visit the AboveNet premises and/or the Co-location Space. AboveNet will assist in Network security breach detection or identification, but shall not be liable for any inability, failure or mistake in doing so.

4. LOCAL AND LONG DISTANCE CARRIERS. AboveNet will provide Customer with a list of approved third party carriers for data communications and telecommunications. Customer is responsible for ordering all local and long-distance lines from such third party carriers and ordering any and all necessary cross-connects from AboveNet. AboveNet Service Fees for such cross-connects are as indicated on the Order Form, The carriers will install such circuits in Customer's name. Customer will be solely responsible for such circuits and for all payments due to the carriers. Customer will notify the carrier directly when Customer wishes to terminate or modify such circuit,

5. DOMAIN INFORMATION AND REGISTRATION APPLICATION, If Customer has not registered the domain name that it wishes to use, Customer may complete the applicable sections of the Order Form to request registration or a change in domain name.

Rev. 2.4 1              Page 2 of 8   ABOVENET COMMUNICATIONS, INC. CONFIDENTIAL

6. OTHER NETWORKS; APPROVAL AND USAGE, Services include the ability to transmit data beyond AboveNet's Network, through other networks, public and private, Use of or presence on other networks may require approval of the respective network authorities and will be subject to any acceptable usage policies such networks may establish. Customer will not hold AboveNet responsible for, and AboveNet will not be liable for, such approval or for violation of such policies. Customer understands that AboveNet does not own or control other networks outside of its Network, and AboveNet is not responsible or liable for performance (or non-performance) within such networks or within interconnection points between the Service and other networks that are operated by third parties.

7. RESALE. Customer may resell the Service after receiving AboveNet's prior written approval as to the nature and scope of such resale as set forth in
Section 2.2. Should Customer resell any portion of the Service to any other party, Customer assumes a[( liabilities arising out of or related to such third party sites and communications, Customer agrees to enter into written agreements with any and all parties to which it resells any portion of the Services with terms and conditions at least as restrictive and as protective of AboveNet's rights as the terms and conditions of this Agreement, including, without limitation, Sections 2.3, 3, 6, 8, 9.6-9.8. 10, 11, 12, 14 and 16, and naming
AboveNet  as  a  third  party  beneficiary

8. ACCEPTABLE USE GUIDELINES. Customer must at all times conform its use of the Service to AboveNet's Acceptable Use Guidelines and Anti-SPAM Policy, as AboveNet may update such Guidelines and Policy from time to time, The current version of AboveNet's Acceptable Use Guidelines can be found at http://www.above.net/html/aug.html. AboveNet's Anti-SPAM Policy is located at
----------------------------------
http://www.above.net/html/anti-spam.html.  If AboveNet is informed by government
----------------------------------------
authorities or other parties of inappropriate or illegal use of AboveNet's facilities (including but not limited to the Network) or other networks accessed through AboveNet, or AboveNet otherwise learns of such use or has reason to believe such use may be occurring, then Customer will cooperate in any resulting investigation by AboveNet or government authorities. Any government determinations will be binding on Customer. If Customer fails to cooperate with any such investigation or determination, or fails to immediately rectify any illegal use, AboveNet may immediately suspend Customer's Service. Further, upon notice to Customer, AboveNet may modify or suspend Customer's Service as necessary to comply with any law or regulation as reasonably determined by AboveNet. This includes, without limitation, any use contrary to the Digital Millennium Copyright Act of 1998, 17 U.S.C. 512.

9. LIMITED SERVICE LEVEL WARRANTY. AboveNet warrants that it will use its commercially reasonable efforts to minimize Excess Packet Loss and Latency, and to avoid Downtime, and that AboveNet will provide the following remedies to
Customer:     (Excess  Packet  Loss,  Latency  and  Downtime  are defined below)

9.1 PACKET LOSS AND LATENCY. AboveNet does not proactively monitor the packet loss or transmission latency of specific customers. AboveNet does, however, proactively monitor the aggregate packet loss and transmission latency within its LAN and WAN. In the event that AboveNet discovers (either from its own efforts or after being notified by Customer) that Customer is experiencing packet loss in excess of five percent (5%) ("Excess Packet Loss") or transmission latency in excess of 120 milliseconds round-trip time based on AboveNet's measurements ("Latency') between any two routers within the continental United States portion of the Network on average for each hour, and Customer notifies AboveNet (or AboveNet has notified Customer), then AboveNet will use its commercially reasonable actions to determine the source of the Excess Packet Loss or Latency and correct the problem.

9.2 Remedy FOR Failure. If either Excess Packet Loss or Latency occurs and it stems from a source within the Network and not from the Customer or beyond the Network, and if AboveNet fails to correct the Excess Packet Loss or Latency after using its commercially reasonable efforts for a period of twenty four (24) hours after the onset of such Excess Packet Loss or Latency, then AboveNet will credit Customer's account the pro-rata Bandwidth Fees (as set forth in the applicable Order Form) for the continuous duration of such Excess Packet Loss or Latency; provided that all such credits will not exceed an aggregate maximum credit of Bandwidth Fees otherwise due from Customer for one (1) calendar month for failures in any one (1) calendar month.

9.3 INABILITY TO ACCESS THE INTERNET (DOWNTIME). AboveNet will use its commercially reasonable efforts to avoid Downtime for 99.9% of the hours as an average calculated over each calendar year. If Customer is unable to transmit and receive information from the Network to other portions of the Internet because AboveNet failed to provide Network access Services ("Downtime") for more than four (4) continuous hours, then AboveNet will credit Customer's account the pro-rata Bandwidth Fees (as set forth in the applicable Order Form) for the continuous duration of such Excess Packet Loss or Latency; provided that all such credits will not exceed an aggregate maximum credit of Bandwidth Fees otherwise due from Customer for one (1) calendar month for failures in any one
(1) calendar month. For purposes of the foregoing, "unable to transmit and receive" shall mean sustained packet loss in excess of fifty percent (50%) based on AboveNet' measurements.

     9.4 YEAR 200O. AboveNet hereby incorporates its Year 2000 Compliance Disclosure found at http://www.above.netlhtml/y2k.html into this Agreement. If
                     ----------------------------------
Customer  experiences  any  Excess  Packet  Loss,

Rev.  2.4  1             Page 3 of 8  ABOVENET COMMUNICATIONS, INC. CONFIDENTTAL

Latency or Downtime due to AboveNet's failure to be Year 2000 compliant (as defined in the Year 2000 Compliance Disclosure), Customer will have the remedies set forth in this Section 9, and the limitations set forth in this Section 9,
Section 11 and the Year 2000 Compliance Disclosure. The Year 2000 Compliance Disclosure, as incorporated into this Agreement, is provided as a 'Year 2000 Readiness Disclosure" as defined in the Year 2000 Information and Readiness Disclosure Act of 1998 (Public Law 105-271, 112 Stat. 2386) enacted on October 19, 1998.

9.5 CUSTOMER MUST REQUEST CREDIT. Customer must notify AboveNet within three (3) business days from the time Customer becomes eligible to receive a credit under this Section 9 to receive such credit. Failure to comply with this requirement will forfeit Customer's right to receive a credit.

9.6 LIMITATION ON REMEDIES. IF CUSTOMER IS ENTITLED TO MULTIPLE CREDITS UNDER THIS SECTION 9, SUCH CREDITS SHALL NOT BE CUMULATIVE BEYOND A TOTAL OF CREDITS FOR ONE (1) CALENDAR MONTH OF BANDWIDTH FEES IN ANY ONE (1) CALENDAR MONTH IN ANY EVENT. ABOVENET WILL NOT APPLY A CREDIT UNDER SECTION 9.2 FOR ANY EXCESS PACKET LOSS OR LATENCY FOR WHICH CUSTOMER RECEIVED A CREDIT UNDER SECTION
9.3. ABOVENET WILL ONLY APPLY A CREDIT TO THE MONTH IN WHICH THE INCIDENT OCCURRED. FURTHER, ABOVENET WILL NOT APPLY A CREDIT FOR ANY PERIOD IN WHICH CUSTOMER RECEIVED ANY BANDWIDTH SERVICES FREE OF CHARGE. SECTIONS 9.2 AND 9.3 ABOVE STATE CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE BY ABOVENET TO PROVIDE SERVICES OR ADEQUATE SERVICE LEVELS, INCLUDING BUT NOT LIMITED TO ANY OUTAGES OR NETWORK CONGESTION. ABOVENET'S BLOCKING OF DATA COMMUNICATIONS IN CONTRAVENTION OF ITS ANTI-SPAM POLICY OR ACCEPTABLE USE GUIDELINES SHALL NOT BE DEEMED TO BE A FAILURE OF ABOVENET TO PROVIDE ADEQUATE SERVICE LEVELS UNDER THIS AGREEMENT.

9.7     NO  OTHER  WARRANTY.  EXCEPT  FOR  THE  EXPRESS WARRANTY SET OUT IN THIS
SECTION 9 ABOVE, THE SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMERS USE OF THE SERVICES IS AT ITS OWN RISK. ABOVENET DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. ABOVENET DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

9.8 DISCLAIMER OF THIRD PARTY ACTIONS AND CONTROL. AboveNet does not and cannot control the flow of data to or from the Network and other portions of the Internet, Such flow depends in large part on the performance of Internet services provided or controlled by third parties. At times, actions or inactions caused by these third parties can produce situations in which AboveNet customers' connections to the Internet (or portions thereof) may be impaired or disrupted. Although AboveNet will use commercially reasonable efforts to take actions it deems appropriate to remedy and avoid such events, AboveNet cannot guarantee that they will not occur. Accordingly, AboveNet disclaims any and all liability resulting from or related to such events,

10. INSURANCE. Customer will keep in full force and effect during the term of this Agreement: (i) business loss and interruption insurance in an amount not less than that necessary to compensate Customer and its customers for complete failure of Service ' (ii) comprehensive general liability insurance in an amount not less than one (1) million dollars per occurrence for bodily injury and property damage, (ii) employer's liability insurance in an amount not less than one (1) million dollars per occurrence; and (iii) workers' compensation insurance in an amount not less than that required by applicable law. Customer also agrees that it will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries, Prior to installation of any Customer Equipment in the Co-location Space or otherwise as AboveNet may request, Customer will furnish AboveNet with certificates of insurance which evidence the minimum levels of
insurance  set  forth  above.         Customer  agrees  that  prior  to  the
installation of any Customer Equipment at AboveNet premises or the Co-location Space, Customer will cause its insurance provider(s) to name both AboveNet and the AboveNet landlord indicated on the applicable Order Form as additional insured and notify AboveNet in writing of the effective date of such coverage. Customer agrees that Customer and its agents and representatives shall not pursue any claims against AboveNet for any liability AboveNet may have under or relating to this Agreement unless and until Customer or Customer's employee, as applicable, first makes claims against Customer's insurance provider(s) and such
insurance  provider(s)  finally resolve(s) such claims.            Any inability
by Customer to furnish the proof the insurance required under this Section 10 or failure to obtain such insurance shall be a material breach of this Section 10 and of this Agreement.

11.  LIMITATIONS  OF  LIABILITY.

11.1 PERSONAL INJURY. Each Customer Representative and any other persons visiting AboveNet facilities does so at his or her own risk and AboveNet shall not be liable for any harm to such persons resulting from any cause

Rev.  2.4  1              Page 4 of 8  ABOVENET COMMUNICATIONS, INC CONFIDENTIAL
other than AboveNet's gross negligence or willful misconduct resulting in personal injury to such persons during such a visit.

11.2 Damage to Customer Business. Except as expressly set forth in Section 9 including the limited remedy and other limitations set forth under Section 9, in no event will AboveNet be liable to Customer, any Customer Representative, or any third party for any claims arising out of or related to Customer's business, Customer's customers or clients, Customer Representative's activities at AboveNet or otherwise, or for any lost revenue, lost profits, replacement goods, loss of technology, rights or services, incidental, punitive, indirect or consequential damages, loss of data, or interruption or loss of use of Service or of any Customer's business, even if advised of the possibility of such damages, whether under theory of contract, tort (including negligence), strict liability or otherwise.

11.3 Damage to Customer Equipment. AboveNet assumes no liability for any damage to, or loss of, any Customer Equipment resulting from any cause other than AboveNet's gross negligence or willful misconduct. To the extent AboveNet is liable for any damage to, or loss of, the Customer Equipment for any reason, such liability will be limited solely to the then-current value of the Customer Equipment and further subject to the limitations set forth in this Section 11.3 and in Section 11.4 below. In no event will AboveNet be liable to Customer, any Customer Representative, or any third party for any claims arising out of or related to Customer Equipment for any lost revenue, lost profits, replacement goods, loss of technology, rights or services, incidental, punitive, indirect or consequential damages, loss of data, or interruption or loss of use of any Customer Equipment, even if advised of the possibility of such damages, whether under theory of contract, tort (including negligence), strict liability or otherwise.

11.4 Maximum Liability. Notwithstanding anything to the contrary in this Agreement, AboveNet's maximum aggregate liability to Customer related to or in connection with this Agreement will be limited to the total amount paid by Customer to AboveNet hereunder for the Twelve (12) month period prior to the event or events giving rise to such liability

12.     DEFENSE  OF  THIRD  PARTY  CLAIMS  AND  INDEMNIFICATION.

12.1 DEFENSE. Customer will defend AboveNet, its directors, officers, employees, affiliates and customers (collectively, the 'Covered Entities') from and against any and all claims, actions or demands brought by or against AboveNet and/or any of the Covered Entities alleging: (a) with respect to the Customer's business (i) infringement or misappropriation of any intellectual property rights: (ii) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; or (iii) spamming, or any other offensive, harassing or illegal conduct or violation of the Acceptable Use Guidelines or Anti-Spam Policy. (b) any damage or destruction to the Co-location Space, the Network, AboveNet premises, AboveNet Equipment or to any other AboveNet customer which damage is caused by or otherwise results from acts or omissions by Customer, Customer Representative(s) or Customer's designees; (c) any personal injury or property damage to any Customer employee, Customer
Representative or other Customer designee arising out of such individual's activities related to the Services, unless such injury or property damage is caused solely by AboveNet's gross negligence or willful misconduct; or (d) any other damage arising from the Customer Equipment or Customer's business (collectively, the 'Covered Claims').

12.2 INDEMNIFICATION. Customer hereby agrees to indemnify AboveNet and each Covered Entity from and against all damages, costs, and fees awarded in favor of third parties in each Covered Claim, and Customer will indemnify and hold harmless AboveNet and each Covered Entity from and against any and all claims, demands, liabilities, losses, damages, expenses and costs (including reasonable attorneys fees) (collectively, "Losses") suffered by AboveNet and each Covered Entity which Losses result from or arise out of a Covered Claim.

12.3 NOTIFICATION. Customer will provide AboveNet with prompt written notice of each Covered Claim of which Customer becomes aware, and, at AboveNet's sole option, AboveNet may elect to participate in the defense and settlement of any Covered Claim, provided that such participation shall not relieve Customer of any of its obligations under this Section 12.

13. RELIANCE ON DISCLAIMER, LIABILITY LIMITATIONS AND INDEMNIFICATION OBLIGATIONS. Customer acknowledges that AboveNet has set its prices and entered into this Agreement in reliance upon the limitations and exclusions of liability, the disclaimers of warranties and damages and Customer's indemnity obligations set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if this Agreement is found to have failed of their essential purpose.

Rev.  2.4.1              Page 5 of 8  ABOVENET COMMUNICATIONS, INC. CONFIDENTIAL

14. CONFIDENTIAL INFORMATION. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ('Confidential Information'). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information. Information will not be deemed Confidential Information hereunder if such information: (I) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party. (iv) is independently developed by the receiving party; or (v) is required to be released by law or regulation, provided that the receiving party provide prompt written notice to the disclosing party of such impending release, and the releasing party cooperate fully with the disclosing party to minimize such release.

15. TERM. This Agreement will be effective beginning on the Effective Date and ending at the end of the last 'Term' specified in any Order Form accepted by AboveNet, unless terminated as provided in Section 16 below. Use of any Service after the Term specified on the Order Form under which such Service was provided will constitute Customer's acceptance of AboveNet's then current standard Agreement and the fee rates then in effect, but be terminable by AboveNet upon notice.

16.     TERMINATION.

16.L FOR NONPAYMENT. After fifteen (15) days of non-payment from the due date, or such longer period as AboveNet's Billing Terms & Conditions may provide, AboveNet may disable Service. To re-enable Service, AboveNet will require a reconnection fee. After thirty (30) days of nonpayment from the AboveNet invoice due date, or such longer period as AboveNet's Billing Terms & Conditions may provide, AboveNet may terminate the Service permanently. Termination does not remove Customer's obligations under this Agreement, including the obligation to pay all fees for Service until termination or due for a committed, initial Term.

16.2 UNACCEPTABLE USE; BANKRUPTCY. AboveNet may terminate this Agreement upon written notice to Customer for violation of the Acceptable Use Guidelines or Anti-Spam Policy or if Customer becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors or becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

16.3 FOR CAUSE. Either party may terminate this Agreement if the other party materially breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees which failure is subject to
Section 16.1 above or for failure to comply with AboveNet's Acceptable Use Guidelines or Anti-SPAM Policy as set forth in Section 16.2.

16.4 NO LIABILITY FOR TERMINATION. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms. However, expiration or termination will not extinguish claims or liability (including, without limitation, for payments due) arising prior to such expiration or termination.

16.5 EFFECT OF TERMINATION. Upon the effective date of expiration or termination of this Agreement: (a) AboveNet will immediately cease providing the Services, (b) any and all payment obligations of Customer under this Agreement will become due immediately, including but not limited to Recurring Service Fees through the end of the term indicated on the Order Form adjusted for the net present value of the prospective payments; (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement: and (d) Customer will remove from AboveNet's premises all Customer Equipment and any of its other property on AboveNet premises within ten (10) days of AboveNet's request (and only after Customer receives authorization from AboveNet as provided in Section 2.3) and return the Co-location Space to AboveNet in the same condition as it was prior to Customer's installation. If Customer does not remove such property (or cannot remove such property because of payments due to AboveNet) within such ten (10) day period, then AboveNet may move any and all such property to storage and charge Customer for the cost of such removal and storage, without being liable for related damages. If Customer does not pay all amounts due to AboveNet and remove such property from AboveNet premises or storage within thirty (30) days of such

Rev.  2.4  1             Page 6 of 8  ABOVENET COMMUNICATIONS, INC. CONFIDENTIAL

AboveNet request, AboveNet may liquidate the property in any reasonable manner, without being liable for related damages.

16.6 SURVIVAL. The following provisions will survive any expiration or termination of the Agreement: Sections 1.3, 1.4, 2 (until all Customer Equipment is removed from the Co-location Space), 3, 4, 6, 8, 9.5-9.8, 10-13, 14 (for a period of three (3) years), 16.4-16.6, and 17.

17.     MISCELLANEOUS  PROVISIONS.

17.1 FORCE MAJEURE. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement, or for credits under Section 9, due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party: (a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

17.2 NO LEASE. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. In particular, Customer acknowledges and agrees that Customer has not been granted any real property interest in the Co-location Space or other AboveNet premises, and Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances.

17.3 MARKETING. Customer agrees that AboveNet may refer to Customer by trade name and trademark, and may briefly describe Customer's Business, in AboveNet marketing materials and web site. Customer hereby grants AboveNet a limited license to use any Customer trade names and trademarks solely in connection with the rights granted to AboveNet pursuant to this Section 17.3. All goodwill associated with Customer's trade name and trademarks will inure solely to Customer. Customer may display the slogan 'Powered by AboveNet' together with the AboveNet logo, or any other AboveNet trademark or service mark or logo, on Customer's web sites or marketing literature only after obtaining AboveNet's written approval on a case-by-case basis, and provided that Customer abide by the AboveNet trademark guidelines and such other guidelines as AboveNet may provide Customer. All goodwill associated with AboveNet's trade name, trademarks, slogans and logos will inure solely to AboveNet.

17.4 GOVERNMENT REGULATIONS. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

17.5 ASSIGNMENT. Neither party may assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other party, except to a party that acquires substantially all of the assigning party's assets or a majority of its stock as part of a corporate merger or acquisition. Any attempted assignment or delegation without such consent will be void. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

17.6 NOTICES. Any notice or communication required or permitted to be given hereunder may be delivered personally, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party first indicated above, or at such other address as either party may provide to the other by written notice. Such notice will be deemed to have been given as of the date it is delivered, or five (5) days after mailed or sent, whichever is earlier.

17.7 RELATIONSHIP OF PARTIES. AboveNet and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between AboveNet and Customer. Neither AboveNet nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

     17.8 CHOICE OF LAW AND ARBITRATION. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding its conflict of laws principles. Each party agrees to submit any and all disputes concerning this Agreement, if not resolved between the parties, to binding arbitration under one (1) neutral, independent and impartial arbitrator in accordance with the Commercial Rules of the American Arbitration Association ("AAA") provided, however, the arbitrator may not vary, modify or disregard any of the provisions contained in this Section 17.8. The decision and any award resulting from such arbitration shall be

Rev.  2.4  1             Page 7 of 8  ABOVENET COMMUNICATIONS, INC. CONFIDENTIAL
final and binding. The place of arbitration will be at AboveNet's offices. The arbitrator is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. Both parties shall equally share the fees of the arbitrator. The language of arbitration will be English, provided, however that an interpreter may be provided for any witness that requires an interpreter. The costs of such interpretation will be borne by the party requesting the interpreter. Any final decision or award from arbitration under this Section 17.8 NO. I be in writing and reasoned. The arbitrator may award attorney's fees to the prevailing party as determined by the arbitrator with wide discretion considering both (I) which party bettered its position most by the outcome of the Arbitration, and (II) that the parties intended that all limitations on liability would be enforced by the arbitrator. Except for attorney's fees as the arbitrator may award as provided in the previous sentence, each will bear their own costs and expenses that are reasonable and necessary for participating in arbitration under this Section 17.8. As part of any arbitration conducted under this Section 17.8, each party may: (i) request from the other party documents and other materials relevant to the dispute and likely to bear on the issues in such dispute, (ii) conduct no more than five (5) oral depositions each of which will be limited to a maximum of seven hours in testimony, and (iii) propound to the other party no more than thirty (30) written interrogatories, answers to which the other party will give under oath. All the dispute resolution proceedings contemplated in this Section 17.8 will be as confidential and private as permitted by law. The parties will not disclose the existence, content or results of any proceedings conducted in accordance with this Section 17.8, and materials submitted in connection with such proceedings will not be admissible in any other proceeding, provided however, that this confidentiality provision will not prevent a petition to vacate or enforce an arbitration award, and shall not bar disclosures required by law. The parties agree that any decision or award resulting from proceedings in accordance with this Section 17.8 shall have no preclusive effect in any other matter involving third parties. All applicable statutes of limitation and defenses based upon the passage of time will be tolled while the procedures specified in this Section 17.8 are pending. The parties will take such action, if any. required to effectuate such tolling, The arbitration shall be governed by the United States Arbitration Act and judgement upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

17.9 CHANGES PRIOR TO EXECUTION. Customer represent and warrants that it made no changes to this Agreement prior to providing this Agreement to AboveNet for its acceptance and execution, and that AboveNet alone incorporated any and all changes negotiated between, and accepted by, Customer and AboveNet into this Agreement or into an addendum executed by both parties.

17.10     ENTIRE  AGREEMENT.  This  Agreement,  together with the Order Form and
AboveNet policies referred to in this Agreement represents the complete agreement and understanding of the parties with respect to the subject matter herein, and supersedes any other agreement or understanding, written or oral. This Agreement may be modified only through a written instrument signed by both parties. Both parties represent and warrant that they have full corporate power and authority to execute and deliver this Agreement and to perform their obligations under this Agreement and that the person whose signature appears above is duly authorized to enter into this Agreement on behalf of the respective party. Should any terms of this Agreement be declared void or unenforceable by any arbitrator or court of competent jurisdiction, such terms will be amended to achieve as nearly as possible the same economic effect as the original terms and the remainder of this Agreement will remain in full force and effect. If a conflict arises between Customer's purchase order terms and this Agreement, this Agreement shall take precedence. In the case of international, federal, state or local government orders, Customer's purchase order must contain the following language: 'Notwithstanding any provisions to the contrary on the face of this purchase order, attachments to this purchase order, or on the reverse side of this purchase order, this purchase order is being used for administrative purposes only, and this purchase order is placed under and subject solely to the terms and conditions of the AboveNet Network Agreement executed between Customer and AboveNet.'

End  OF  ABOVENET  Internet  SERVICES  Agreement

Rev.  2  4  1         Page 8 of 8     ABOVENET COMMUNICATIONS. INC. CONFIDENTIAL

50  WEST  SAN  FERNANDO  STREET  #1010  SAN JOSE CA 95113 TEL: 408-367-6666 FAX:
408-367-6688  HTTP:HWWW.ABOVE.NET

March  1,  1999

Christopher  McConn
Photoloft.com
300  Orchard  City  Drive
ste.  142
Campbell,  CA  95008

Dear  Christopher,

it was a pleasure speaking with you, and discussing your requirements, and our Internet Service Exchange. ABOVENET is pleased to present PHOTOLOFT.COM the following QUOTATION OF SERVICE for your mission critical, secured, co-located business server application. I believe that AboveNet is the best possible choice for your connectivity solution for the following reasons:

          SUPPORT     AboveNet's  entire  support  focus  is  MISSION  CRITICAL
Co-location  service.
          BANDWIDTH     AboveNet  provides  non-stop,  non congestive GUARANTEED
BANDWIDTH.
          MAINTAINABILITY     AboveNet's pro-active, automated service reporting
and  ALERTING  SYSTEM.

          The 1.5 Mbps bandwidth included with your space is based upon 5 minute averages of your actual usage, then subjected to 95" percentile adjustment. (Additional bandwidth beyond the 1.5 Mbps is figured this way also.)
          Here's  how  that  works:

          We sample your actual usage 5 minutes, we then average the total and post the result as a 5 minute usage point on a
          5 minute usage point on your usage graph. Over the month, we will continue to plot the 5 minute averages, which total about 8640 points plotted on the graph. We then take the top 5 percent of your usage (432 points) and throw it out! Your usage is determined based upon the highest remaining usage plotted. If your usage is at or lower than 5
          Mbps AFTER we've taken off the top 5%, you will not receive any additional billing. Any usage over the minimum will  be  billed  at  the  appropriate  rate.

          You are automatically placed on a burstable 1OOMbps link. You'll be able to monitor your bandwidth usage to understand exactly what your usage is. At the beginning of the following month, you will get a bill for actual 95t'
          percentile usage. If you go over your base of 1.5 Mbps, and wish to stay on the burstable link, simply pay the bill.
          If you want to remain at 1.5 Mbps, simply contact our customer service department, pay your agreed upon base, and
          VOLI will be capped at 1.5 Mbps. Also, AboveNet will only charge for traffic one way.

          This method of billing provides you with a number of advantages. First, any usage bursts that are untypical of your bandwidth requirements are riot charged to you. Second, this equates to receiving your highest 36 hours of bandwidth usage free each month. Third, like our network, our billing is scaleable - the cost of entry is reduced and your  bill  will  only  increase  as  actual  bandwidth  usage occurs.

          AboveNet appreciates this opportunity to be of service to Photoloft.com. We look forward to a long lasting, mutually beneficial business relationship. Once you have read this proposal, please contact me to discuss the details.

          Sincerely,


Todd  Mayo  408-367-6621  tmayo@above.net

            50  WEST  SAN FERNANDO STREET #1010 SAN JOSE CA 95113 Q M
            TEL: 408-367-6666 FAX: 408-367-6688  HTTP://WWW.ABOVE.NET

                                SUPPORT SERVICES

The following AboveNet service offerings are designed to cover commonly requested support needs of our Network Operations Center (NOC). Customized support plans are available on a case by case basis.

AUTOMATED  PRO-ACTIVE  SERVICE  (APST")  INCLUDED
Every 5 minutes your equipment will be pinged and probed (HTTP, FTP, SNTP, NNTP) You will need to select who will be notified and at what intervals. A full description of these and our escalation procedures can be reviewed on our web site http://www.above.net/html/customer - services.html. At the time of install your customer service representative will help you select the configuration that best suits your requirements.

REMOTE  HANDS  LEVEL  1  INCLUDED
This service is provided at no additional cost, involves the most basic activities of an AboveNet 24x7 on-duty staff performed with "eyes", "ears" and "fingers", but without involvement of tools or equipment. Examples of Level I services would include: pushing a button, switching a toggle, setting a dip switch, power cycling (turning on and off) equipment, securing cabling to connections, observing, describing or reporting on indicator lights or display information on machines or consoles basic observation and reporting on the local environment in AboveNet's Premises running single, built in diagnostics equipment typing commands on a keyboard cable organization, ties or labeling modifying basic cable layout, such as Ethernet connections labeling or/and re-labeling equipment installation of newly or previously received equipment in rack space.

REMOTE  HANDS  LEVEL  2  OPTIONAL  $125/HOUR
Provided for a fee, this service involves all the service of level 1, plus direct contact with equipment configuration, including hardware and software interaction. Upon request, AboveNet will provide the Customer with a list of AboveNet's 3rd party partners for advanced service requirement. Please contact service@above.net for details. Examples of Level 2 services would include: replacing hardware components with spares or upgrades adding memory upgrading drive capacity by installation of new or additional disk drives install or re-install legal software

REMOTE  POWER  CYCLE  FOR  REBOOT  OPTIONAL  $15/MONTH
From time to time many servers require reboot after a notification of a problem. You can call and have the tech support team re-boot your server, or with a Power Cycle Port, you can have Remote power reset activated with a Web based interface. By using this feature, you will be able to reboot remotely. In addition, if designated, the PPS will automatically reboot your system when a malfunction is detected.

TAPE  BACK  UP  OPTIONAL  $100/MONTH
AboveNet can facilitate daily tape backup of your equipment, To take advantage of this service, the equipment must have its own tape drive and be accompanied by a set of tapes. Before installation of the server, configure the software to back up files to be saved every day. When the server arrives, AboveNet personnel will verify that backups are operating correctly. AboveNet personnel will change the tape in your backup unit and retrieve archived tapes when needed.

DNS ADMINISTRATION OPTIONAL $50/DOMAIN See: http://www.above.net/htmi/ip and_dns.html Most customers administer their own DNS (Domain Name Service), however we can administer this for a fee. As names are added or deleted, notify NOC by E-mail. You will be responsible to notify InterNic of the transfer of the account to AboveNet.

SECONDARY  DNS  SERVICE  OPTIONAL  $]O/DOMAIN
Customer must create name entry first before submitting to InterNic hostmaster. Customer must "cc" the domain name registration/modification request to "dns@above.net". Changes to DNS records will be handled by AboveNet as required. Incorrectly registered domains will be deleted.

TELCO  SERVICES  AND  REMOTE  ACCESS  OPTIONAL
AboveNet will, assist in co-ordination of the provisioning of telco services to support your co-location remote access. Ordering of and payment for Telco services connected to equipment owned by will be your responsibility.

               50 WEST SAN FERNANDO STREET #1010 SAN JOSE CA 95113
             TEL: 408-367-6666 FAX: 408-367-6688 HTTP:HWWW.ABOVE.NET

MARCH  15,1998
QUOTATION  OF  SERVICE

FOR:  PHOTOLOFT.COM

SERVICE ACTIVATION CHARGES:
---------------------------------------------------
DESCRIPTION OF SERVICE                               UNITS COST OF SERVICE  EXTENSION
Above Net Asymmetric Allocation of Packets (ASAPTM)               lncl.
Bandwidth on Demand Feature                                       Incl.
Automated Pro-Active service (APSTM)                              Incl.
Primary & Secondary DNS service                           2       Incl.
IP Address                                                2       Incl.
Daily Tape Back-up                                        1     $100.00       $100.00
Remote Access through leased line                         0     $250.00
Installation I ('@ Rack Cage)                             1  $ 2,500.00     $2,500.00
TOTAL (ONE TIME)                                                            $2,600.00

MONTHLYSERVICE  RATES-  100  MB  S  ETHERNET  SEGMENT
-----------------------------------------------------

DESCRIPTION OF SERVICE                        UNITS COST OF SERVICE EXTENSION
Remote Hands Level I                          incl.
1.5 Mbps of Bandwidth usage (95" Percentile)  incl.
Additional bandwidth usage per Kbps                          f. 00-.90
Amps of Clean 120V AC Power                   TBD            $   20.00
Additional Power per Amp                                     $   20.00
Daily Tape Back Up                                        1  $100.00 $100.00
Remote Access through Leased Line                         0  $   50.00
Power Cycle for Remote Reboot                             0  $   15.00
Shelf Space 1 (3 Rack Cage)                               1  $4,500.00  $4,500.00
                                                        TOTAL (MONTHLY)
                                                             $4,600.00

ADDITIONAL  BANDWIDTH
1-2  Mbps  $1.30  per  Kbps
---------------------------
2-4  Mbps  $1.20  per  Kbps
---------------------------
4-10  Mbps  $1.10  per  Kbps
----------------------------
10-20  Mbps  $1.00  per  Kbps
-----------------------------
Over  20  Mbps$.95  per  Kbps
-----------------------------

TOTAL  AMOUNTS  DUE  UPON  SIGNING:
-----------------------------------
TOTAL  SERVICE  ACTIVATION  $2,600.00
FIRST  MONTH'S  SERVICE     $4,600.00
LAST  MONTH'S  SERVICE      $4,600.00
TOTAL:                      $11,800.00
TERM:  1  YEAR


SERVICE  ORDER  AUTHORIZED BY: Print Name     Chris McConn Title V.P Engineering
                                              ------------ ---------------------
Company:  PhotoLoft.com
Signature:  s.  Chris  McConn               Date:  3/15/99_____________________
-----------------------------               -----------------------------------
(signature executes this Service Order) SERVICES AND PRICES ARE TO ABOVENET SPECIFICATIONS AND SUBJECT TO CHANGE WITHOUT PRIOR NOTIFICATION. QUOTE VALID FOR 30 DAYS.

Quote prepared by: Todd Mayo Tel: 408-367-6621 Fax: 408-367-6688 E-mail: tmayo@above.net
---------------

PAYMENT  INFORMATION
--------------------

     Charge                              Invoice                         Other


Credit  Card  #      Expiration  Date
-------------------  ----------------
Name  on  Card       visa                 Amex                 Mastercard
-------------------  ------------------------------------------------------
Card  Holder's Card
-------------------
Signature